UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 4, 2016
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	0-19424 (Commission File Number)	74-2540145 (IRS Employer Identification No.)
2500 Bee Cave Road, Building One, Suite 200, Rollingwood, Texas 78746

(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) (e)
Jodie E. B. Maccarrone, Chief Strategy Officer and Vice Chair, Grupo Finmart (and a Named Executive Officer), will leave the company effective May 1, 2016. Ms. Maccarrone formerly served as President, U.S. Financial Services, a business that the Company exited in in 2015.

In connection with Ms. Maccarrone’s departure, the Company and Ms. Maccarrone have entered into a Separation Agreement, a copy of which is attached as Exhibit 99.1. Consistent with the previously disclosed severance arrangement with Ms. Maccarrone, the Separation Agreement provides that Ms. Maccarrone will receive the following:

•	An amount equal to one year’s salary ($400,000);

•	An amount equal to her prorated fiscal 2016 annual incentive bonus at target amount ($233,000);

•	An amount sufficient to continue Ms. Maccarrone’s healthcare benefits for one year ($33,700);

•	Accelerated vesting of 9,166 restricted stock units and 32,000 shares of restricted stock; and

•	Accelerated vesting of the unvested balance in her Supplemental Executive Retirement Plan account ($65,900).
These severance terms were previously approved by the Compensation Committee of the Company’s Board of Directors.
In the Separation Agreement, Ms. Maccarrone provided a general release of claims against the Company and affirmed certain noncompetition and nonsolicitation obligations to which she is subject for a period of one year following her termination of employment.
Item 5.07 — Submission of Matters to a Vote of Security Holders
On April 4, 2016, the sole holder of the company’s Class B Voting Common Stock (the "Voting Stockholder") re-elected the following persons to serve on the Company’s Board of Directors, effective at the Annual Meeting of Stockholders held on April 5, 2016: Matthew W. Appel, Santiago Creel Miranda, Peter Cumins, Lachlan P. Given, Stuart I. Grimshaw, Pablo Lagos Espoinosa, Thomas C. Roberts and Joseph L. Rotunda. Each of such persons was previously serving on the Board of Directors, and as a result of his re-election, each shall serve an additional one-year term until the next annual meeting of stockholders (or, if earlier, until his death, removal or resignation).
On April 4, 2016, there were 2,970,171 shares of the company's Class B Voting Common Stock outstanding, all of which are held by MS Pawn Limited Partnership.
Item 7.01 — Regulation FD Disclosure
On April 5, 2016, the Company held its Annual Meeting of Stockholders. The Company’s publicly-traded Class A Non-Voting Common Stock is not entitled to vote on any matters, and thus, no proposals or other matters were presented for voting at the meeting. Management discussed the Company’s strategic plans and initiatives and responded to stockholders’ questions. Subsequent to the meeting, the Company issued a press release summarizing the matters discussed at the meeting as well as other Company developments. A copy of that press release is attached as Exhibit 99.2.
The information set forth, or referred to, in this Item 7.01 shall not be deemed to be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Item 7.01 of this Current Report on Form 8-K.
Item 9.01 — Financial Statements and Exhibits
(d)    Exhibits.

99.1	Separation Agreement, dated April 4, 2016, between the Company and Jodie E. B. Maccarrone
99.2	Press Release dated April 6, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date: April 6, 2016	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Separation Agreement, dated April 4, 2016, between the Company and Jodie E. B. Maccarrone
99.2	Press Release dated April 6, 2016